                                   Exhibit XXI

                                    GUARANTY


            GUARANTY dated as of September 29, 1999 made by The Prime Group, Inc., an Illinois corporation ("PGI"), Prime Group Limited Partnership, an Illinois limited partnership ("PGLP"), Prime Group II, L.P., an Illinois limited partnership ("PGII LP"), Prime Group III, L.P., an Illinois limited partnership ("PGIII LP"), PGLP, Inc., an Illinois corporation ("PGLP, Inc.") and Prime International, Inc., an Illinois corporation ("PII" and together with PGI, PGLP, PGII LP, PGIII LP and PGLP, Inc. collectively, the "Guarantors", and individually, each, a "Guarantor") in favor of Prudential Securities Incorporated, a Delaware corporation (the "Lender").


                              W I T N E S S E T H :

            WHEREAS, Prime Financing Limited Partnership, an Illinois limited partnership (the "Borrower"), has entered into a Credit Agreement (as amended, extended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") with the Lender, pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to make a loan to the Borrower in an amount no greater than the Commitment;

            WHEREAS, as a condition precedent to the effectiveness of the Credit Agreement, each Guarantor is required to execute and deliver a Guaranty substantially in the form of this Guaranty;

            WHEREAS, it is in the best interests of each Guarantor to execute this Guaranty inasmuch as each Guarantor will derive substantial benefits from the making of the Loan; and

            WHEREAS, each Guarantor is willing to enter into this Guaranty;

            NOW, THEREFORE, each Guarantor agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Definitions; References.

            Terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. The following additional terms, as used herein, have the following respective meanings:

            "Guaranteed Obligations" means all liabilities, obligations and Indebtedness of the Borrower to the Lender of any and every kind and nature (including, without limitation, principal payments, interest, charges, expenses, attorneys' fees, maintenance, commitment and other fees chargeable to the Borrower by the Lender and future advances made to or for the benefit of such Person) arising under the Credit Agreement, under any of the other Loan Documents, under any refinancing or modification of the credit facilities provided under the Credit Agreement or any of the other Loan Documents, and pursuant to any arrangement, agreement or understanding hereafter among the Borrower and the Lender relating to the Credit Agreement, in each case whether now or hereafter owing, arising, due or payable from the Borrower to the Lender, whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower, regardless of how evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including, without limitation, obligations or guarantees of performance or payment.

                                   ARTICLE II

                                   GUARANTIES

            SECTION 2.01. The Guaranty. Subject to Section 2.03, each Guarantor hereby unconditionally and irrevocably guarantees to the Lender the due and punctual payment of all Guaranteed Obligations as and when the same shall become due and payable, whether at maturity, by acceleration or otherwise, according to the terms thereof. In case of failure by the Borrower punctually to pay the obligations guaranteed hereby, each Guarantor, subject to Section 2.03, hereby unconditionally agrees to pay such obligations punctually as and when the same shall become due and payable, whether at maturity or by acceleration or otherwise, at the place and in the manner specified in the applicable Loan Document, and as if such payment were made by the Borrower.

            SECTION 2.02. Guaranty Unconditional. Subject to Section 2.03, the obligations of each Guarantor under this Article II shall be joint and several, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by, and each Guarantor, to the extent permitted by law, hereby waives any defense to any of the obligations hereunder that might otherwise be available on account of:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under any Loan Document, by operation of law or otherwise;

            (b) any modification or amendment of or supplement to any Loan Document;

            (c) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Borrower under any Loan Document;

            (d) any change in the corporate existence, structure or ownership of the Borrower or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any of its assets or any release or discharge of any obligation of the Borrower contained in any Loan Document;

            (e) the existence of any claim, set-off or other rights which a Guarantor may have at any time against the Borrower, the Lender or any other Person, whether or not arising in connection with any Loan Document; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

            (f) any invalidity or unenforceability relating to or against the Borrower for any reason of any Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal or interest accrued thereon or any other amount payable by the Borrower under any Loan Document; or

            (g) any other act or omission to act or delay of any kind by the Borrower, the Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Article II.

            SECTION 2.03. Limit of Liability. The obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the Bankruptcy Code of 1978, as amended, or any comparable provisions of applicable state law.

            SECTION 2.04. Discharge; Reinstatement in Certain Circumstances. Subject to Section 2.03, each Guarantor's obligations under this Article II shall remain in full force and effect until the Commitment shall have terminated and the principal and interest accrued thereon and any other amounts payable by the Borrower under any Loan Document shall have been indefeasibly paid in full. If at any time any payment of the principal or interest accrued thereon or any other amount payable by the Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations under this Article II with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

            SECTION 2.05. Waiver. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Person or any property subject to any Lien securing any obligations of the Borrower or any of its Subsidiaries.

            SECTION 2.06. Subrogation. Each Guarantor hereby irrevocably agrees to subordinate any Subrogation Rights (as defined below) to the rights of the Lender to recover from the Borrower or any Credit Party with respect to such payment. "Subrogation Rights" shall mean any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy payee now has or hereafter acquires in connection with the payment, performance or enforcement of each Guarantor's obligations under this

Guaranty or any Loan Document, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. To effectuate such subordination, each Guarantor hereby agrees that it shall not be entitled to any payment by the Borrower or any Credit Party in respect of any Subrogation Right until all of the Guaranteed Obligations have been indefeasibly paid in full. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the subordination set forth in this Section is knowingly made in contemplation of such benefits.

            SECTION 2.07. Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation payable by the Borrower under any Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such Guaranteed Obligations otherwise subject to acceleration under the terms of the Loan Documents shall nonetheless be payable by each Guarantor hereunder forthwith on demand by the Lender.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.01. Organization and Powers. Each of the Guarantors is a limited partnership or a corporation, as the case may be, duly formed and validly existing and in good standing under the laws of the state of its organization. Each of the Guarantors is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction (other than the state of its organization) in which the conduct of its business or the ownership or operation of its properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each of the Guarantors has full corporate or partnership power and authority, as applicable, to own its properties and assets and carry on its business as now conducted.

            SECTION 3.02. Power and Authorization. Each Guarantor has full power, right and legal authority to execute, deliver and perform its obligations under this Guaranty. Each Guarantor has taken all partnership or corporate action, as the case may be, and other actions necessary to authorize the execution and delivery of, and the performance of its obligations under this Guaranty. This Guaranty constitutes the legal, valid and binding obligations of each Guarantor enforceable against each Guarantor in accordance with its respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. No consent of any person, and no consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, which has not been obtained, taken or made, is required in connection with the execution, delivery or performance by each Guarantor of this Guaranty.

            Section 3.03. Permits; Compliance with Laws. Each Guarantor has all permits, licenses and governmental franchises and other authorizations from all Governmental Authorities (collectively, the "Permits") that are necessary to own and operate its business as presently being conducted and as contemplated to be conducted immediately after the Closing Date, except those permits, licenses and governmental franchises and authorizations of which the failure to possess would not have a Material Adverse Effect. All such Permits are valid and subsisting and in full force and effect. Each Guarantor is in compliance with the terms of such Permits and all statutes, laws, ordinances, governmental rules or regulations (including applicable environmental laws) and all judgments, orders or decrees (federal, state, local or foreign) to which it is subject, except for violations of which would not have a Material Adverse Effect.

            Section 3.04 No Legal Bar. The execution, delivery and performance by each Guarantor of this Guaranty and except for such violations or contravention of which would not have a Material Adverse Effect, do not and will not (a) violate or contravene any provisions of any existing law, statute, rule, regulation or ordinance or charter document, (b) violate or contravene any provision of any order or decree of any court or Governmental Authority to which any Guarantor or any of its properties or assets are subject, (c) violate or contravene any provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which any Guarantor is a party or which purports to be binding upon either of it or any of its properties or assets, or (d) result in the creation or imposition of any Lien on any of the properties of any Guarantor pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument.

                                   ARTICLE IV

                                  MISCELLANEOUS

            SECTION 4.01. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given in care of the Borrower at the Borrower's address or facsimile transmission number specified in or pursuant to Section 9.01 of the Credit Agreement. Each such notice, request or other communication shall be effective
(i) if given by facsimile, on the day when such facsimile is transmitted (followed by a mailed written confirmation), (ii) if given by mail, five (5) Business Days after the date on which the same is mailed by certified United States mail, postage prepaid, return receipt requested, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section 4.01.

            SECTION 4.02. No Waiver. No failure or delay by the Lender in exercising any right, power or privilege under any Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 4.03. Amendments and Waivers. Any provision of this Guaranty may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by each Guarantor and is consented to in writing by the Lender.

            SECTION 4.04. Successors and Assigns. This Guaranty is for the benefit of the Lender and its successors and assigns and in the event of an assignment of the Loan or other amounts payable under the Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. All of the provisions of this Guaranty shall be binding upon the parties hereto and their respective successors and assigns except that the Guarantors may not assign or transfer any of their rights or obligations under this Guaranty.

            SECTION 4.05. Non-Recourse. Anything contained herein, in the Credit Agreement or in any other Loan Document to the contrary notwithstanding, no recourse shall be had for the Guaranteed Obligations against any partner (to the extent such partner is an individual person) agent, director, officer, or employee of any Guarantor. It is understood that the preceding sentence shall not (A) in the event of any malfeasance, such as fraud, misappropriation of funds or intentional misrepresentation, estop the Lender from instituting or prosecuting a legal action or proceeding or otherwise making a claim against the Person or Persons committing such malfeasance, and (B) constitute a waiver, release or discharge of any Guaranteed Obligation, and the same shall continue until paid or discharged in full.

            SECTION 4.06. Execution of Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            SECTION 4.07. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [signature page follows]

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the date first above written.


                                    THE PRIME GROUP, INC.

                                    By:   /s/ Robert J. Rudnik
                                          -----------------------------
                                          Name:  Robert J. Rudnik
                                          Title: Executive V.P.


                                    PRIME GROUP LIMITED
                                    PARTNERSHIP

                                    /s/ Michael W. Reschke
                                    -----------------------------------
                                    By:   MICHAEL W. RESCHKE, as
                                          its managing general partner


                                    PRIME GROUP II, L.P.

                                    By:   PGLP, INC., as
                                          its general partner

                                    By:   /s/ Robert J. Rudnik
                                          -----------------------------
                                          Name:  Robert J. Rudnik
                                          Title: Vice President


                                    PRIME GROUP III, L.P.

                                    By:   PGLP, INC., as
                                          its general partner

                                    By:   /s/ Robert J. Rudnik
                                          -----------------------------
                                          Name:  Robert J. Rudnik

                                          Title: Vice President


                                    PGLP, INC.

                                    By:   /s/ Robert J. Rudnik
                                          -----------------------------
                                          Name:  Robert J. Rudnik
                                          Title: Vice President


                                    PRIME INTERNATIONAL, INC.

                                    By:   /s/ Robert J. Rudnik
                                          -----------------------------
                                          Name:  Robert J. Rudnik
                                          Title: Vice President